UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2014

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2014, The Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Bancorp Bank (the “Bank”), entered into separate Sales Agreements (the “Sales Agreements”) with each of Cantor Fitzgerald & Co. and BTIG, LLC (each, an “Agent” and together, the “Agents”).  Pursuant to the terms of the Sales Agreements, the Company may offer and sell up to an aggregate of $50.0 million of its shares of common stock, par value $1.00 per share (the “Common Shares”), from time to time through one of the Agents, acting as the Company’s agent. Sales of Common Shares, if any, will be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Global Select Market, the existing trading market for the Company’s Common Shares, or sales made to or through a market maker.  Each Agent is entitled to a fixed commission of 2.0% of the gross sales price per share for any Common Shares sold through that Agent as the Company’s agent. Subject to the terms and conditions of the Sales Agreements, each Agent will make all sales on a best efforts basis using commercially reasonable efforts to sell any Common Shares to be offered by the Company under the Sales Agreements.

The offering of Common Shares through this program will be made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-185226) filed on November 30, 2012 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), the Prospectus, dated December 14, 2012, filed as part of the Registration Statement, and a prospectus supplement dated July 10, 2014, filed by the Company with the Commission. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the material terms of the Sales Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of each Sales Agreement among the Company, the Bank and each Agent, which are filed as Exhibits 1.1 and 1.2 to this report and incorporated herein by reference. A copy of the opinion of Ledgewood, a professional corporation, relating to the legality of the issuance and sale of Common Shares pursuant to the Sales Agreements is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	1.1	Controlled Equity Offering℠ Sales Agreement dated July 10, 2014, among The Bancorp, Inc., The Bancorp Bank and Cantor Fitzgerald & Co.
	1.2	Sales Agreement dated July 10, 2014, among The Bancorp, Inc., The Bancorp Bank and BTIG, LLC.
	5.1	Opinion of Ledgewood P.C.
	23.1	Consent of Ledgewood P.C. (included in Exhibit 5.1)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary